UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 2, 2021 (June 30, 2021)

(Date of earliest event reported)

QUANTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State of Incorporation)	Commission File Number	(IRS EIN)

632 S Glenwood Place

Burbank, CA 91506

(Address of principal executive offices)

(818) 659-8052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered.
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitve Agreement

On July 2, 2021, Quanta, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report that the Company had entered into a consulting and advisory agreement (the “Agreement”) with Eden Capital, LLC. The purpose of this Amendment No. 1 is to correct errors in the Original Filing. The Date of the Agreement was reported incorrectly in the Original Filing. Additionally, Exhibit 10.1 attached to the Original Filing is not an accurate copy of the Agreement and was attached erroneously. This Amendment No. 1 is intended to correct these scrivener’s errors in the Original Filing, and a correct copy of the Agreement is attached hereto as Exhibit 10.1.

The correct details of the Agreement are as follows: On December 5, 2019, the Company entered into a consulting and advisory agreement with Eden Capital LLC (“Eden”). Pursuant to the Agreement, the Company issued Eden 4,699,655 shares of the Company’s common stock. The description of the Agreement is qualified in its entirety by reference to the Agreement provided herewith as an exhibit.

No other changes are being made to the Original Filing.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Consulting and Advisory Agreement with Eden Capital LLC dated December 5, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta, Inc.

Dated: September 28, 2021	By:	/s/ Arthur Mikaelian
Arthur Mikaelian, CEO